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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



     Date of Report: June 9, 1999 Date of Earliest Event Reported: June 9, 1999


                            MERRIMAC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


            New Jersey                   0-11201                 22-1642321
     (State of incorporation      (Commission File No.)       (I.R.S. Employer
         or organization)                                    Identification No.)

        41 Fairfield Place
    West Caldwell, New Jersey                                        07006-6287
      (Address of principal                                           (Zip Code)
        executive offices)


             Registrant's telephone number, including area code: (973) 575-1300





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                (Former name or former address, if changed since last report)



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
Item 5.     Other Events

         Effective June 9, 1999, Merrimac Industries, Inc. (the "Company") entered into Amendment No. 1 ("Amendment No. 1") to the Rights Agreement dated as of March 9, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"). Amendment No. 1 expands the definition of "Exempt Person" in the Rights Agreement to include William D. Witter, Inc., a New York corporation registered as an investment advisor under the Investment Advisers Act of 1940 ("Witter"), and certain of its affiliates and associates, provided, that Witter, together with certain of its affiliates and associates, are not the beneficial owners of more than 15% of the outstanding capital stock of the Company.

         The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7.     Exhibits

1 Amendment No. 1 dated as of June 9, 1999 to the Rights Agreement dated as of March 9, 1999 between Merrimac Industries, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MERRIMAC INDUSTRIES, INC.

                                                 By     /s/ Robert V. Condon
                                                Name:   Robert V. Condon
                                               Title:   Vice President, Finance
                                                        and Chief Financial
                                                        Officer


Dated:  June 9, 1999

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                                  EXHIBIT INDEX



                                                                   Sequentially
                                                                   Numbered
Exhibit                                                            Page
-------                                                            -------------



1. Amendment No. 1 dated as of June 9, 1999 to the Rights Agreement dated as of March 9, 1999 between Merrimac Industries, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.



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